

2017

4th Quarter Report

FIRST GUARANTY BANCSHARES, INC.

www.fgb.net

A Message to Our Shareholders

Dear Shareholders,

The fourth quarter of 2017 and the entire year of 2017 brought continued progress toward First Guaranty Bancshares, Inc. goals of a fortress balance sheet and enhanced shareholder value. For the quarter ending December 31, 2017, core income totaled $3,504,000 compared to $3,134,000 for the quarter ending December 31, 2016. For the year ending December 31, 2017, core income totaled $12,672,000 an increase of $1,048,000 over the year ending December 31, 2016. Core income, the nuts and bolts of our business continues to increase.

In the fourth quarter of 2017, we declared and issued to our shareholders a 10% stock dividend. The earn back on our December 2015 10% stock dividend had been achieved in May 2017. At the end of the fourth quarter of 2017, we declared and issued to our shareholders our 98th consecutive quarterly cash dividend. A total of $5,210,000 in dividends were paid to shareholders in 2017, bringing the total in dividends paid to shareholders since 1993 to $66,896,000.

In 2017 the total shareholders equity in First Guaranty Bancshares, Inc. increased by $19,634,000 or 16% to $143,983,000 from $124,349,000. Book value per share increased from $14.86 to $16.35. In 2017, we enhanced shareholder value both through the payment of dividends and the increased book value or balance sheet strength.

While the all-important core income and shareholder's equity have increased over the last year, securities gains decreased by $2.4 million year over year, expenses related to the Premier Bancshares, Inc. acquisition totaled $1.4 million, and a balance sheet adjustment of $0.9 million, resulting from the federal tax cut, reduced gross after tax income from $14,093,000 for the year ending December 31, 2016 to $11,751,000 for the year ending December 31, 2017. With the earnings already being generated by the Premier Bancshares, Inc. acquisition and with the tax savings which will be generated from the Federal tax cut, this reduction should be quickly overcome in 2018.

In the fourth quarter, core loans grew a net of $51.2 million. Loan interest income was $2,841,000 higher than the fourth quarter of 2016, a 24% increase. Net interest income was up by $4.8 million over 2016. Noninterest income, excluding securities gains, was increased by 23% over 2016. As of December 31, 2017, total loans had increased by $200 million, an increase of 21%, from the total loan level as of December 31, 2016.

At the same time loans have been increasing, the non-performing assets of First Guaranty Bancshares, Inc. declined 34% from December 31, 2016 to December 31, 2017, as they dropped to $14.7 million from $22.2 million.

The progress in 2017 was tremendous. We look forward to 2018 and even greater progress toward a fortress balance sheet and shareholder enhancement.

Thank you for your continued support.

Sincerely,



Alton B. Lewis

NASDAQ Symbol: FGBI

We're Social

Consolidated Statements of Condition
(in thousands, except share data)

	December 31, 2017 *(unaudited)*	December 31, 2016
Assets		
Cash and cash equivalents:		
Cash and due from banks	$37,205	$17,840
Federal funds sold	823	271
Cash and cash equivalents	38,028	18,111
Investment securities:		
Available for sale, at fair value	381,785	397,473
Held to maturity, at cost (estimated fair value of $118,557 and $99,906, respectively)	120,121	101,863
Investment securities	501,906	499,336
Federal Home Loan Bank stock, at cost	2,351	1,816
Loans held for sale	1,308	-
Loans, net of unearned income	1,149,014	948,921
Less: allowance for loan losses	9,225	11,114
Net loans	1,139,789	937,807
Premises and equipment, net	38,020	23,519
Goodwill	3,472	1,999
Intangible assets, net	4,424	1,056
Other real estate, net	1,281	359
Accrued interest receivable	7,982	7,039
Other assets	11,869	9,904
Total Assets	$1,750,430	$1,500,946
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$251,617	$231,094
Interest-bearing demand	611,677	479,810
Savings	104,661	97,280
Time	581,331	517,997
Total deposits	1,549,286	1,326,181
Short-term borrowings	15,500	6,500
Accrued interest payable	2,488	1,931
Senior long-term debt	22,774	22,100
Junior subordinated debentures	14,664	14,630
Other liabilities	1,735	5,255
Total Liabilities	1,606,447	1,376,597
Shareholders' Equity		
Common stock:[1]		
$1 par value - authorized 100,600,000 shares; issued 8,807,175 and 8,369,424 shares	8,807	8,369
Surplus	92,268	81,000
Retained earnings	44,464	38,979
Accumulated other comprehensive income (loss)	(1,556)	(3,999)
Total Shareholders' Equity	143,983	124,349
Total Liabilities and Shareholders' Equity	$1,750,430	$1,500,946

[1] *All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.*

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Three-Month Periods Ended December 31, 2017	2016
	(unaudited)	
Interest Income:		
Loans (including fees)	$14,587	$11,746
Deposits with other banks	36	14
Securities (including FHLB stock)	3,307	2,955
Federal funds sold	1	-
Total Interest Income	17,931	14,715
Interest Expense:		
Demand deposits	1,624	731
Savings deposits	54	26
Time deposits	2,033	1,413
Borrowings	411	347
Total Interest Expense	4,122	2,517
Net Interest Income	13,809	12,198
Less: Provision for loan losses	758	727
Net Interest Income after Provision for Loan Losses	13,051	11,471
Noninterest Income:		
Service charges, commissions and fees	738	549
ATM and debit card fees	522	493
Net gains on securities	401	43
Net gains on sale of loans	184	5
Other	539	339
Total Noninterest Income	2,384	1,429
Noninterest Expense:		
Salaries and employee benefits	5,424	4,166
Occupancy and equipment expense	1,231	1,146
Other	3,706	2,859
Total Noninterest Expense	10,361	8,171
Income Before Income Taxes	5,074	4,729
Less: Provision for income taxes	2,568	1,567
Net Income	2,506	3,162
Per Common Share:[1]		
Earnings	$0.28	$0.38
Cash dividends paid	$0.16	$0.15
Weighted Average Common Shares Outstanding	8,807,175	8,369,424
Return on Average Assets	0.59%	0.87%
Return on Average Common Equity	6.92%	9.80%

[1] *All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.*

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Years Ended December 31, 2017	2016
	(unaudited)	
Interest Income:		
Loans (including fees)	**$54,034**	$45,495
Deposits with other banks	**178**	69
Securities (including FHLB stock)	**13,325**	12,968
Federal funds sold	**9**	-
Total Interest Income	**67,546**	58,532
Interest Expense:		
Demand deposits	**5,526**	2,633
Savings deposits	**201**	80
Time deposits	**7,112**	5,954
Borrowings	**1,554**	1,473
Total Interest Expense	**14,393**	10,140
Net Interest Income	**53,153**	48,392
Provision for loan losses	**3,822**	3,705
Net Interest Income after Provision for Loan Losses	**49,331**	44,687
Noninterest Income:		
Service charges, commissions and fees	**2,589**	2,388
ATM and debit card fees	**1,986**	1,859
Net gains on securities	**1,397**	3,799
Net gains on sale of loans	**311**	14
Other	**2,057**	1,395
Total Noninterest Income	**8,340**	9,455
Noninterest Expense:		
Salaries and employee benefits	**20,113**	16,577
Occupancy and equipment expense	**4,505**	4,242
Other	**13,903**	12,066
Total Noninterest Expense	**38,521**	32,885
Income Before Income Taxes	**19,150**	21,257
Less: Provision for income taxes	**7,399**	7,164
Net Income	**11,751**	14,093
Per Common Share:[1]		
Earnings	**$1.37**	$1.68
Cash dividends paid	**$0.60**	$0.58
Book Value Per Common Share	**$16.35**	$14.86
Weighted Average Common Shares Outstanding	**8,608,088**	8,369,424
Return on Average Assets	**0.71%**	0.97%
Return on Average Common Equity	**8.59%**	11.18%

[1] *All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.*

Banking Center Locations

Full-Service Banking Centers

South Louisiana

Abbeville Banking Center
Amite Banking Center
Denham Springs
  Banking Center
Greensburg Banking Center
Hammond Banking Centers:
  First Guaranty Square
  Guaranty West
Independence Banking Center
Jennings Banking Center
Kentwood Banking Center:
  Kentwood
  Kentwood West
Montpelier Banking Center
Ponchatoula Banking Centers:
  Ponchatoula
  Berryland
Walker Banking Center
Watson Banking Center

North Louisiana

Benton Banking Center
Bossier City Banking Center
Dubach Banking Center
Haynesville Banking Center
Homer Banking Center
Oil City Banking Center
Vivian Banking Center

Texas

Denton Banking Center
Fort Worth Banking Center
Garland Banking Center
McKinney Banking Center
Waco Banking Center

Service24 ATM Locations

North Louisiana

Benton
  189 Burt Boulevard
Dubach
  117 East Hico Street
Haynesville
  10065 Highway 79
Homer
  401 North 2nd Street
  (Homer Memorial Hospital)
Oil City
  126 South Highway 1
Vivian
  102 East Louisiana Ave.

Service24 ATM Locations

South Louisiana

Abbeville
  799 West Summers Drive
Amite
  100 East Oak Street
  1014 West Oak Street
Bossier City
  4221 Airline Drive
Denham Springs
  2231 South Range Avenue
Greensburg
  6151 Highway 10
Hammond
  1201 West University Avenue
  2111 West Thomas Street
  400 East Thomas Street
  4 Medical Center Drive
  (North Oaks Medical Center)
  1900 S. Morrison Boulevard
  (North Oaks Rehabilitation Center)
Independence
  455 West Railroad Ave.
Jennings
  500 North Cary
Kentwood
  723 Avenue G
Livingston
  17199 Spring Ranch Road
  (Livingston Parish Medical Ctr.)
Loranger
  19518 Hwy 40
Montpelier
  35651 Highway 16
Ponchatoula
  105 Berryland
  500 West Pine Street
Robert
  22628 Highway 190
Walker
  29815 Walker Rd. S
Watson
  33818 Highway 16

Service24 ATM Locations

Texas

McKinney
  8951 Synergy Drive #100
Waco
  7600 Woodway Drive

Bank Officers

Executive Officers

Alton B. Lewis, Jr.*
President and CEO
Guaranty Square

Eric J. Dosch*
Chief Financial Officer
Guaranty Square

Senior Vice Presidents

Glenn A. Duhon, Sr.
Regional Manager
Abbeville

Thomas F. Brothers
Director of Internal Audit

Ronald R. Foshee
Regional Manager
Denham Springs

Michael F. Lofaso
Regional Manager
Ponchatoula

J. Douglas Sanders
Area President
Dallas / Fort Worth / Waco

Desiree B. Simmons
Loan Administration, Marketing & Training

Evan M. Singer
Regional Manager / BSA Officer
Greensburg

J. Richard Stark
Operations

Christy L. Wells
Regional Manager
Hammond

Vice Presidents

Charles L. Baggs
Ashley N. Bell
Brenda A. Briscoe
Cheryl Q. Brumfield
Colleen B. Ebarb
Ronald W. Edmonds
Denise D. Fletcher
Hector I. Garcia, CIO
Adam J. Johnston
Dianne E. Keen
Mikki M. Kelley
Brandon C. Long, CLO
Michael A. Mosbey
Ronald C. Pittman
Scott B. Schilling
Brittany D. Shaw
Lisa K. Stoker
Randy S. Vicknair, CCO
Michael A. Wiggins

Controller

Eric M. Fuller

Assistant Vice Presidents

James M. Baxter
Darrell D. Bruchhaus
C. Graham Crump
Lance S. Davis
Teri L. Duncan
Harrison P. Gill
Ludrick P. Hidalgo
Leslie A. Hinzman
Shirley P. Jones
JoEllen K. Juhasz
Keith T. Klein
Michael D. Knighten
Tracy D. Perry
Craig E. Scelfo
John A. Synco
D. Lynn Talley
Kristina E. Terry

Officers

Rebecca G. Brown
Kenneth M. Byrd
Lauryn H. Coburn
Vanessa R. Drew
Jeannette N. Ernst
Victor M. Garcia
Diane Patterson
Kristin M. Williams

*Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank.

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009

PRESORTED
FIRST-CLASS MAIL
U.S. POSTAGE PAID
BATON ROUGE, LA
PERMIT NO. 984